UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant

☐ Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

January 5, 2024

Dear WiSA Technologies Stockholder:

On December 28, 2023, WiSA Technologies, Inc. (the “Company”) convened its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At that time, there were not present or represented by proxy a sufficient number of the Company’s voting shares in order to constitute the required quorum. As a result, the Company adjourned the Annual Meeting, which will reconvene on January 12, 2024, at 11:00 a.m. Pacific Time, at the offices of the Company at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 (the “Adjourned Annual Meeting”).

The Adjourned Annual Meeting is just a few days away, so please remember to take the time to vote your proxy today. Your vote is important, no matter how many or how few shares you own as of November 15, 2023, the record date for the Adjourned Annual Meeting. If you have since sold your shares, you still have the right to vote what you held on the record date.

The Company’s Board of Directors recommends that you vote “FOR” each of the Company’s director nominees, and “FOR” ratification of the Company’s auditors, as set forth in the Company’s Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on November 17, 2023.

Please take the time to vote your proxy today and help save the Company additional costs to readjourn the Annual Meeting. If you need assistance in voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305. Representatives are available Monday through Friday, from 9:00 a.m. to 5:00 p.m. Eastern Time.

Thank you for being an investor in WiSA Technologies. We appreciate your support.

Sincerely,

/s/ Brett Moyer

Brett Moyer

Chairman and Chief Executive Officer